Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS FIRST QUARTER 2018 EARNINGS AND

DECLARES QUARTERLY DIVIDEND

April 26, 2018 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income (earnings) for the first quarter of 2018, and announced that, at a meeting of the Board of Directors held April 25, 2018, the Board declared a dividend per common share of $0.15 payable on May 28, 2018 to shareholders of record as of May 9, 2018.

Earnings for the quarter ended March 31, 2018, were $1,004,000 or $0.17 per common share basic and diluted, compared to earnings of $1,994,000 or $0.47 per common share basic and diluted for the quarter ended March 31, 2017.  The results for the first quarter of 2018 included $1,694,000 of merger and acquisition expenses resulting from both (i) the acquisition of The Scottdale Bank & Trust Company (“Scottdale”), which legally closed on January 8, 2018, and (ii) the proposed merger with First Priority Financial Corp. (“First Priority”) which was announced on January 16, 2018.  In addition to incurring a large amount of merger expenses during the first quarter of 2018, Mid Penn recorded $228,000 of additional non-cash expense during the first three months of 2018 related to amortizing the core deposit intangible asset which was recorded from the Scottdale acquisition.  In general, the comparability of the results of operations for the three months ended March 31, 2018 compared to the three months ended March 31, 2017 have been impacted by the acquisition of Scottdale. Please refer to the discussion under “Merger and Acquisition Activities” for more information on Mid Penn’s acquisition of Scottdale and proposed merger with First Priority.

Adjusted earnings for the first quarters of 2018 and 2017, when excluding the after-tax impact of the merger expenses (with such adjusted earnings being a non-GAAP measure), were $2,424,000 or $0.41 per share basic and diluted for the three months ended March 31, 2018, and $2,186,000 or $0.52 per common share basic and diluted for the three months ended March 31, 2017.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which include tables reconciling GAAP and non-GAAP adjusted financial measures, for the quarters ended March 31, 2018 and 2017 along with other periods.

Mid Penn’s tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry, favorably increased to $18.21 as of March 31, 2018, compared to $16.82 as of December 31, 2017, and $16.04 as of March 31, 2017.  Book value per share, the most directly comparable GAAP measure to tangible book value per common share, favorably increased to $22.72 as of March 31, 2018, compared to $17.85 at December 31, 2017, and $17.08 at March 31, 2017.

Mid Penn also reported total assets of $1,391,217,000 as of March 31, 2018, reflecting an increase of $220,863,000 or 19 percent compared to total assets of $1,170,354,000 as of December 31, 2017.  Total assets as of March 31, 2018 reflect an increase of $318,279,000 or 30 percent compared to total assets of $1,072,938,000 as of March 31, 2017. Asset growth during the first quarter of 2018 includes the acquired loans, investments, cash, facilities, goodwill and core deposit intangible recorded from the legal closing of the Scottdale transaction.

MERGER & ACQUISITION ACTIVITIES

On January 8, 2018, Mid Penn announced the successful completion of the legal acquisition of The Scottdale Bank & Trust Company, pursuant to which each share of Scottdale common stock issued and outstanding immediately prior to January 8, 2018 converted into the right to receive either (i) $1,166 in cash without interest, or (ii) 38.88 shares of Mid Penn common stock. As a result of the elections of the Scottdale shareholders, Mid Penn issued 1,878,827 shares of Mid Penn common stock and cash of $2,790,000 in merger consideration. Mid Penn also recorded goodwill of $18,610,000 and a core deposit intangible asset of $4,940,000 as a result of the Scottdale acquisition.  The assets purchased and liabilities assumed in the Scottdale acquisition were recorded at their estimated fair values at the time of the legal closing, and may be adjusted for up to one year subsequent to the acquisition.

Additionally, on January 16, 2018, Mid Penn entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Priority Financial Corp. pursuant to which First Priority will merge with and into Mid Penn (the “Merger”), with Mid Penn being the surviving corporation in the Merger. The acquisition will expand Mid Penn’s footprint into southeastern Pennsylvania, including Chester, Berks, Montgomery, and Bucks counties. On a pro forma basis, the combined company will have over $2 billion in total assets. Under the terms of the Merger Agreement, shareholders of First Priority will receive 0.3481 shares of Mid Penn common stock for each share of First Priority common stock they own. Subject to customary closing conditions including regulatory and shareholder approvals, it is expected that the Merger will be completed in the third quarter of 2018.

PRESIDENT’S STATEMENT

Our financial results for the three months ended March 31, 2018 reflect the continued growth of our franchise, including the expected costs associated with our successful completion of the acquisition of The Scottdale Bank & Trust Company on January 8, 2018.  We are pleased to welcome Scottdale’s employees to the Mid Penn family, and to bring Mid Penn’s products and services to the customers and communities of Western Pennsylvania.  With the legal closing of the Scottdale acquisition occurring in January and the systems conversion being completed in late February, our first quarter’s expenses reflected many of the merger-related severance costs, professional fees, and information technology expenditures necessary to align the Scottdale region and branch offices to Mid Penn’s operating profile.  As we begin to reposition the Scottdale assets from primarily short-term investments to an increasing volume of higher-yielding loans, we are excited to more fully realize the growth and profitability potential of this acquisition.

During the first quarter, we also incurred merger-related costs associated with the exciting announcement of our proposed acquisition of First Priority Financial Corp. which, subject to customary closing conditions including regulatory and shareholder approvals, will expand Mid Penn’s operating profile into very attractive markets in several southeastern Pennsylvania counties. We are very pleased to be partnering with First Priority Bank, which, much like Mid Penn, has developed a reputation for providing excellent service and customized solutions to its customers.  This merger provides us with the opportunity to expand into several new and dynamic markets while also bringing on board a number of well-respected, talented employees. It also provides an attractive financial return to both sets of shareholders. We look forward to continuing our development of a statewide presence, and inviting customers throughout southeastern Pennsylvania to experience the Mid Penn brand of community banking.

Concurrent with our acquisition activities during the past year, our core banking functions remained strong, with loans, deposits, and trust assets under management all experiencing double-digit percentage growth since a year ago. As a result, we continue to have favorable increases in net interest income, and continued growth in fee-based and noninterest income sources, to support our overall profitability and to continue to grow the value of our shareholders’ investment in Mid Penn.  Accordingly, our Board of Directors declared a quarterly dividend of $0.15 per common share to ensure we consistently provide a cash return to our shareholders.

We remain committed to our foundations of asset quality and customer-focused relationship management, which have been the primary sources of our success.  As we look to both our near-term efforts and long-term objectives, we are confident that our strengths in core community banking can be further leveraged across our expanding franchise.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income was $10,878,000 for the three months ended March 31, 2018, an increase of $1,703,000 or 19 percent compared to net interest income of $9,175,000 for the three months ended March 31, 2017. The primary source of the revenue growth was an increase in interest and fees on loans, as total loans increased $172,918,000 or over 20 percent since March 31, 2017.  Of this substantial year-over-year increase in total loans outstanding, $108,961,000 was from organic loan growth, and $63,957,000 reflects the balance, as of March 31, 2018, of loans acquired from Scottdale.

For the three months ended March 31, 2018, Mid Penn’s tax-equivalent net interest margin was 3.52% compared to 3.82% for the three months ended March 31, 2017. The decrease in the net interest margin year over year was attributed to both an increase in the cost of funds and a lower yield earned on the loan portfolio. The cost of funds increased to 0.83% for the first quarter of 2018, versus 0.67% for the first quarter of 2017, primarily as a result of the impact of the FOMC rate increases in the past twelve months.  For the three months ended March 31, 2018, the overall loan portfolio yield was 4.73%, compared to a loan portfolio yield of 4.83% for the same period in 2017.  In general, the loan yield for the first quarter of 2018 reflects the impact of Scottdale loans acquired at fair value on January 8, 2018.

Noninterest Income

During the three months ended March 31, 2018, noninterest income was $1,647,000 reflecting an increase of $211,000 or 15 percent compared to noninterest income of $1,436,000 for the three months ended March 31, 2017.

Income from fiduciary activities was $240,000 for the three months ended March 31, 2018, an increase of $44,000 or 22 percent compared to fiduciary income of $196,000 for the three months ended March 31, 2017. These additional revenues were attributed to continued growth in trust assets under management as a result of successful business development efforts by Mid Penn’s wealth management team.

Net gains on sales of securities were $98,000 for the three months ended March 31, 2018, an increase of $90,000 compared to net gains on sales of securities of $8,000 during the same period of 2017. Some investment securities acquired from Scottdale were subsequently sold to ensure the overall portfolio was in greater alignment with Mid Penn’s investment management objectives.

ATM debit card interchange income was $265,000 for the three months ended March 31 2018, an increase of $41,000 or 18 percent compared to interchange income of $224,000 for the same period in 2017. The additional income is a result of an increased volume of checking accounts, and an increase in Mid Penn Bank ATM and debit card activity, which included an increase in transaction volume from the Scottdale acquisition.

Other income was $286,000 for the three months ended March 31, 2018, an increase of $97,000 or 51 percent compared to other income of $189,000 for the same period of 2017.  The increase in other income was primarily driven by increases in letter of credit renewal fees.

Mortgage banking income was $156,000 for the three months ended March 31, 2018, a decrease of $35,000 or 18 percent compared to the three months ended March 31, 2017. Rising longer-term interest rates have resulted in a lower volume of mortgage refinance activity in the first quarter of 2018 when compared to the same period in 2017.

Noninterest Expense

During the three months ended March 31, 2018, noninterest expenses totaled $11,183,000, an increase of $3,381,000 or 43 percent compared to noninterest expenses of $7,802,000 for the three months ended March 31, 2017.

During the first quarter of 2018, merger and acquisition expenses of $1,694,000 were incurred in connection with (i) the completed acquisition of Scottdale on January 8, 2018 and the subsequent systems conversion activities, with such expenses including severance costs, legal and professional fees, investment banking fees, and information technology costs; and (ii) the planned acquisition of First Priority, with such expenses including primarily investment banking fees and merger-related legal expenses.  Merger and acquisition expenses of $210,000 recorded during the first quarter of 2017 were investment banking and legal fees related to the initial stages of the Scottdale acquisition.

Salaries and employee benefits expense increased $834,000 or 20 percent during the three months ended March 31, 2018, versus the same period in 2017, with the increase attributable to (i) the retail staff additions at the five retail locations added through the Scottdale acquisition and the opening of the Halifax, PA branch, all effective January 8, 2018, and (ii) the addition of commercial lending personnel and credit support staff in alignment with Mid Penn’s core banking growth.

Occupancy expenses increased $149,000 or 23 percent during the three months ended March 31, 2018 compared to the same period in 2017.  This increase was driven by the facility operating costs associated with the addition of the above-noted Scottdale market and Halifax, PA branch offices.

Marketing and advertising expense increased 77 percent, from $107,000 for the three months ended March 31, 2017 to $189,000 for the same period in 2018.  The increased costs were a result of increased marketing and branding initiatives related to the Scottdale acquisition.

Software licensing costs were $514,000 during the three months ended March 31, 2018, an increase of $185,000 or 56 percent compared to $329,000 for the three months ended March 31, 2017. The increase is a result of additional costs to license all the Scottdale locations and new branches, upgrades to internal systems to enhance data management and storage capabilities given the larger company profile, and increases in certain core processing fees as our customer base and transaction volume continues to grow.

Intangible amortization increased from $29,000 during the three months ended March 31, 2017 to $248,000 during the three months ended March 31, 2018. As a result of the Scottdale acquisition, Mid Penn added a core deposit intangible (CDI) asset of $4,940,000 which will amortize using the sum of the years digit method over a ten year period.  The resulting additional amortization recorded during the first quarter of 2018, related to the Scottdale CDI, was $220,000.

Other expense was $1,497,000 during the three months ended March 31, 2018, an increase of $378,000 or 34 percent compared to other expense of $1,119,000 for the same period in 2017.  Several categories within other expense drove the overall increase to this line item, including but not limited to: (i) increases to stationary and supplies, printing, postage, and insurance costs as a result of additional branches added since March 31, 2017;  (ii) increased loan collection costs and foreclosed real estate expenses as Mid Penn’s non-performing assets have increased since March 31, 2017; and (iii) higher subscription, travel and lodging, and employee relations costs, as both the Scottdale acquisition and organic growth have increased the organization’s geographic profile and employee base.

FINANCIAL CONDITION

Loans

Total loans at March 31, 2018 were $1,007,138,000 compared to $910,404,000 at December 31, 2017, an increase of $96,734,000 or over 10 percent since year-end 2017.  As a result of the Scottdale acquisition, on January 8, 2018, Mid Penn added to its loan portfolio, primarily within the residential mortgage and commercial real estate mortgage categories.  As of March 31, 2018, the outstanding balance of Scottdale acquired loans was $63,957,000.  The majority of Mid Penn’s organic loan growth in legacy markets continues to be commercial loans, including both commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $188,855,000 or 18 percent, from $1,023,568,000 at December 31, 2017 to $1,212,423,000 at March 31, 2018.  The increase in total deposits since year end 2017 was substantially from the deposits assumed through the acquisition of Scottdale during the first quarter of 2018.

Investments

During 2017, Mid Penn added a held-to-maturity pool to its overall investment portfolio, and as of December 31, 2017, the total held-to-maturity securities were $101,356,000 (recorded at amortized cost).  During the first quarter of 2018, additional held-to-maturity securities were purchased, resulting in the held-to-maturity securities increasing over 29 percent to $131,293,000 as of March 31, 2018.  Mid Penn’s total available-for-sale securities portfolio increased $29,373,000 or 31 percent, from $93,465,000 at December 31, 2017 to $122,838,000 at March 31, 2018. The increase to the available-for-sale investment securities was primarily investments acquired from Scottdale, with some acquired available-for-sale securities being sold after the merger date and the proceeds reinvested in held-to-maturity securities and portfolio segments in alignment with Mid Penn’s investment management objectives.

Capital

Shareholders’ equity increased by $63,421,000 or 84 percent, from $75,703,000 at December 31, 2017 to $139,124,000 at March 31, 2018. The increase during the three months ended March 31, 2018 was attributed to (i) the issuance of 1,878,827 shares of Mid Penn common stock in connection with the acquisition of Scottdale, and (ii) growth in retained earnings through year-to-date net income.  These increases were partially offset by other comprehensive loss primarily due to the after-tax impact of the unrealized loss within the available-for-sale investment portfolio since December 31, 2017.  Regulatory capital ratios for both Mid Penn and the Bank exceeded regulatory “well-capitalized” levels at both March 31, 2018 and 2017.

ASSET QUALITY

The allowance for loan and lease losses as a percentage of total loans was 0.76% at March 31, 2018, compared to 0.84% at December 31, 2017, and 0.91% at March 31, 2017. Loan loss reserves as a percentage of nonperforming loans were 60% at March 31, 2018, compared to 68% at December 31, 2017, and 139% at March 31, 2017. The ratios as of March 31, 2018, were affected by the addition of the Scottdale acquired loans, which, in accordance with purchase accounting principles, were recorded at fair value at the time of acquisition with no related allowance for loan losses.  Total nonperforming assets were $13,615,000 at March 31, 2018, compared to $11,308,000 at December 31, 2017 and $5,609,000 at March 31, 2017. The ratio of nonperforming assets to total loans and other real estate was 1.35% as of March 31, 2018, compared to 1.24% as of December 31, 2017, and 0.67% as of March 31, 2017. The increase in nonperforming assets is primarily due to certain loan relationships being placed on nonaccrual status.

Mid Penn had net loan charge-offs of $65,000 for the three months ended March 31, 2018, compared to net loan recoveries of $312,000 during the same period of 2017. The net recoveries in 2017 were primarily the result of Mid Penn’s successful collection and workout efforts on one large previously impaired loan relationship.

Based upon its analysis of loan and lease loss allowance adequacy, management recorded a $125,000 loan loss provision for both the three months ended March 31, 2018 and 2017. Management believes, based on information currently available, that the allowance for loan and lease losses of $7,666,000 is adequate as of March 31, 2018 to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except per share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Total Assets	$1,391,217	$1,170,354	$1,153,373	$1,111,876	$1,072,938
Total Loans	1,007,138	910,404	877,386	862,307	834,220
Total Deposits	1,212,423	1,023,568	1,026,675	987,468	971,887
Total Equity	139,124	75,703	77,391	75,636	72,327
Book Value per Share	22.72	17.85	18.25	17.86	17.08
Tangible Book Value per Share *	18.21	16.82	17.22	16.82	16.04

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended
(Dollars in thousands, except per share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Net Interest Income	$10,878	$9,487	$9,516	$9,410	$9,175
Net Income	$1,004	$501	$2,249	$2,345	$1,994
Basic Earnings per Common Share	$0.17	$0.12	$0.53	$0.55	$0.47
Adjusted Earnings per Common Share *	$0.41	$0.43	$0.59	$0.56	$0.52
Return on Average Equity	0.30%	2.58%	11.61%	12.74%	11.33%

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

CAPITAL RATIOS (Unaudited):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Leverage Ratio	8.5%	6.5%	6.8%	6.8%	6.8%
Common Tier 1 Capital (to Risk Weighted Assets)	11.6%	8.4%	8.9%	8.7%	8.8%
Tier 1 Capital (to Risk Weighted Assets)	11.6%	8.4%	8.9%	8.7%	8.8%
Total Capital (to Risk Weighted Assets)	14.1%	11.3%	10.7%	10.5%	10.6%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.   We believe earnings per share excluding the after-tax impact of merger-related expenses and the adjustment of the deferred tax asset provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations.  Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED (Unaudited:)

Tangible Book Value Per Share

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2018	2017	2017	2017	2017

Shareholder's Equity	$139,124	$75,703	$77,391	$75,636	$72,327
Less: Goodwill	22,528	3,918	3,918	3,918	3,918
Less: Core Deposit and Other Intangibles	5,126	434	460	486	510
Tangible Equity	$111,470	$71,351	$73,013	$71,232	$67,899

Common Shares Issued and Outstanding	6,122,717	4,242,216	4,240,754	4,235,237	4,234,280

Tangible Book Value per Share	$18.21	$16.82	$17.22	$16.82	$16.04

Earnings Per Share Excluding Non-Recurring Expenses

	Three Months Ended
(Dollars in thousands, except per share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Net Income	$1,004	$501	$2,249	$2,345	$1,994
Plus: Merger and Acquisition Expenses	1,694	152	243	14	210
Less: Tax Effect of Merger and Acquisition Expenses	274	2	-	-	18
Plus: Adjustment of Deferred Tax Asset	-	1,169	-	-	-
Net Income Excluding Non-Recurring Expenses	$2,424	$1,820	$2,492	$2,359	$2,186

Weighted Average Shares Outstanding - denominator	5,974,949	4,240,802	4,237,965	4,234,291	4,233,308

Earnings Per Share Excluding Non-Recurring Expenses	$0.41	$0.43	$0.59	$0.56	$0.52

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	March 31, 2018	December 31, 2017	March 31, 2017
ASSETS
Cash and due from banks	$20,866	$19,795	$22,613
Interest-bearing balances with other financial institutions	5,346	3,028	1,943
Federal funds sold	32,963	691	8,551
Total cash and cash equivalents	59,175	23,514	33,107

Investment securities available for sale, at fair value	122,838	93,465	119,525
Investment securities held to maturity, at amortized cost
(fair value $128,352, $100,483, and $49,507)	131,293	101,356	49,654
Loans held for sale	1,348	1,040	2,035
Loans and leases, net of unearned interest	1,007,138	910,404	834,220
Less: Allowance for loan and lease losses	(7,666)	(7,606)	(7,620)
Net loans and leases	999,472	902,798	826,600

Bank premises and equipment, net	20,015	16,168	11,148
Cash surrender value of life insurance	13,106	13,042	12,845
Restricted investment in bank stocks	2,759	4,384	2,475
Foreclosed assets held for sale	745	189	127
Accrued interest receivable	5,079	4,564	3,901
Deferred income taxes	3,821	1,888	4,134
Goodwill	22,528	3,918	3,918
Core deposit and other intangibles, net	5,126	434	510
Other assets	3,912	3,594	2,959
Total Assets	$1,391,217	$1,170,354	$1,072,938
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$195,330	$163,714	$136,847
Interest-bearing demand	355,939	349,241	331,720
Money Market	270,489	246,220	255,259
Savings	174,920	62,770	63,129
Time	215,745	201,623	184,932
Total Deposits	1,212,423	1,023,568	971,887

Short-term borrowings	—	34,611	—
Long-term debt	12,297	12,352	13,524
Subordinated debt	17,335	17,338	7,416
Accrued interest payable	922	645	621
Other liabilities	9,116	6,137	7,163
Total Liabilities	1,252,093	1,094,651	1,000,611

Shareholders' Equity:
Common stock, par value $1.00; authorized 10,000,000 shares;
6,122,717, 4,242,216, and 4,234,280 shares issued and outstanding at
March 31, 2018, December 31, 2017 and at March 31, 2017, respectively	6,123	4,242	4,234
Additional paid-in capital	103,382	40,970	40,733
Retained earnings	33,525	32,565	29,842
Accumulated other comprehensive loss	(3,906)	(2,074)	(2,482)
Total Shareholders’ Equity	139,124	75,703	72,327
Total Liabilities and Shareholders' Equity	$1,391,217	$1,170,354	$1,072,938

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2018	2017
INTEREST INCOME
Interest and fees on loans and leases	$11,337	$9,702
Interest on interest-bearing balances	9	2
Interest on federal funds sold	168	51
Interest and dividends on investment securities:
U.S. Treasury and government agencies	752	445
State and political subdivision obligations, tax-exempt	542	316
Other securities	172	43
Total Interest Income	12,980	10,559
INTEREST EXPENSE
Interest on deposits	1,780	1,204
Interest on short-term borrowings	12	—
Interest on long-term and subordinated debt	310	180
Total Interest Expense	2,102	1,384
Net Interest Income	10,878	9,175
PROVISION FOR LOAN AND LEASE LOSSES	125	125
Net Interest Income After Provision for Loan and Lease Losses	10,753	9,050
NONINTEREST INCOME
Income from fiduciary activities	240	196
Service charges on deposits	203	205
Net gain on sales of investment securities	98	8
Earnings from cash surrender value of life insurance	64	65
Mortgage banking income	156	191
ATM debit card interchange income	265	224
Merchant services income	78	74
Net gain on sales of SBA loans	257	284
Other income	286	189
Total Noninterest Income	1,647	1,436
NONINTEREST EXPENSE
Salaries and employee benefits	5,064	4,230
Occupancy expense, net	797	648
Equipment expense	408	381
Pennsylvania bank shares tax expense	171	170
FDIC Assessment	228	194
Legal and professional fees	224	177
Marketing and advertising expense	189	107
Software licensing	514	329
Telephone expense	147	126
Loss on sale or write-down of foreclosed assets	2	82
Intangible amortization	248	29
Merger and acquisition expense	1,694	210
Other expenses	1,497	1,119
Total Noninterest Expense	11,183	7,802
INCOME BEFORE PROVISION FOR INCOME TAXES	1,217	2,684
Provision for income taxes	213	690
NET INCOME	$1,004	$1,994

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.17	$0.47
Cash Dividends Paid	$0.25	$0.23

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; the impact of Mid Penn’s announced combination with First Priority Financial Corp.; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.